Exhibit 10.2
July 30, 2024

Eliott Trencher
Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, CA 90064

Re:    Amendment of Employment Agreement

Dear Eliott:

Reference is made to that certain employment agreement between you, Kilroy Realty Corporation, a Maryland corporation, and Kilroy Realty, L.P., a Delaware limited partnership, dated March 3, 2023 (the “Employment Agreement”). This letter agreement (this “Amendment”) is to confirm our agreement regarding the amendment of the Employment Agreement as set forth below. Capitalized terms used in this Amendment are used as defined in the Employment Agreement if not otherwise defined in this Amendment.
The Employment Agreement currently provides that you will be employed as “Executive Vice President, Chief Financial Officer and Chief Investment Officer,” and that you will have duties and authorities consistent with your position as Chief Financial Officer. The Employment Agreement also provides that the Company and the Operating Partnership have the ability to reassign the title of Chief Investment Officer. Effective immediately, Section 1 (Position/Title) of the Employment Agreement is amended in its entirety to read as follows:
“During the Term (as defined below), you will be employed as Executive Vice President, Chief Financial Officer and Chief Investment Officer, and you will have duties and authorities consistent with such positions. You acknowledge and agree, however, that from time to time and at any time the Company and the Operating Partnership may reassign the title and duties and authorities of Chief Financial Officer to another executive; provided that any such reassignment shall not reduce your then-current Base Salary or target level of Annual Cash Award. In the event of such reassignment, you will be employed solely as the Executive Vice President, Chief Investment Officer and have duties and authorities consistent with such position.”
Further, the second clause of the definition of “Good Reason” in the Employment Agreement is amended in its entirety to read as follows:
“a material diminution of your position with the Company as Executive Vice President, Chief Investment Officer (for clarity, you no longer serving as Chief Financial Officer shall not constitute Good Reason);”
You hereby waive any claim that “Good Reason” exists under the Employment Agreement (including, without limitation, for purposes of determining whether a “Qualifying Termination” occurs for purposes of your restricted stock unit awards granted by the Company) in connection with any change in your title, position, duties, authorities, or responsibilities should the Company and the Operating Partnership appoint another executive as Chief Financial Officer of the Company and the Operating Partnership (with such other executive to have the customary duties, authorities and responsibilities associated with such position).
Except as expressly set forth above, the Employment Agreement remains in full force and effect in accordance with its terms.
This Amendment will be governed by and construed in accordance with the laws of the state of California, without giving effect to any choice of law or conflicting provision or rule (whether of the state of California or any other jurisdiction) that would cause the laws of any jurisdiction other than the state of California to be applied. This Amendment (together with the Employment Agreement) embodies the entire agreement of the parties hereto respecting the amendment of the Employment Agreement and supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon such subject matter. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to such subject matter except as expressly set forth in this Amendment and in the Employment Agreement. This Amendment may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Amendment or the Employment Agreement, which agreement is executed by all of the parties hereto.

This Amendment may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (1) to the extent a party signs this Amendment using electronic signature technology, by clicking “sign” (or similar acknowledgement of acceptance), such party is signing this Amendment electronically, and (2) that electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

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If this Amendment sets forth our agreement with respect to the foregoing matters, please sign this Amendment where indicated below.

KILROY REALTY CORPORATION

	By:	/s/ Heidi R. Roth
Name: Heidi R. Roth
Title: Executive Vice President, Chief Administrative Officer

	By:	/s/ Lauren N. Stadler
Name: Lauren N. Stadler
Title: Senior Vice President, Corporate Counsel

KILROY REALTY, L.P.
	By:	KILROY REALTY CORPORATION
Its: General Partner

	By:	/s/ Heidi R. Roth
Name: Heidi R. Roth
Title: Executive Vice President, Chief Administrative Officer

	By:	/s/ Lauren N. Stadler
Name: Lauren N. Stadler
Title: Senior Vice President, Corporate Counsel

Accepted and Agreed:

/s/ Eliott Trencher
Eliott Trencher

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